Exhibit 99.1

Company Contact:	J. Gentry Barden, Esq.
Senior Vice President & General Counsel
HealthSpring, Inc.
(615) 401-4531
HealthSpring, Inc. Announces 2005 Fourth Quarter and Full Year Results
NASHVILLE, Tenn. (March 14, 2006) — HealthSpring, Inc. (NYSE:HS) today announced its results for the fourth quarter and year ended December 31, 2005. Highlights included:
•	101,281 Medicare Advantage members at December 31, 2005; an increase of 58.8% over the prior year-end

•	2005 total combined revenue of $856.8 million; an increase of 43% over the prior year

•	Cash and investments on hand at 2005 year-end of $161.7 million

•	Completed IPO on February 8, 2006
•	Paid off all outstanding debt

•	Minority interests and preferred stock converted into common stock

•	57.3 million shares of common stock outstanding
HealthSpring, Inc. (“HealthSpring” or the “Company”) completed a recapitalization, which was accounted for as a purchase, of NewQuest, LLC (its “Predecessor”) on March 1, 2005, resulting in the Predecessor becoming a wholly owned subsidiary of HealthSpring. The information included in this release compares results for HealthSpring for the fourth quarter ended December 31, 2005, to the fourth quarter of 2004 for the Predecessor. For the year ended December 31, 2005, the combined results of the Predecessor for the two months ended February 28, 2005, and for HealthSpring for the ten-month period from March 1, 2005 to December 31, 2005, are compared with the results of the Predecessor for the 12-month period ended December 31, 2004. Per share amounts for the corresponding periods are not comparable because the ownership of the Predecessor was composed of member units and HealthSpring ownership is represented by common stock and common stock equivalents.
GAAP Results
Net income available to common stockholders for the quarter ended December 31, 2005, calculated in accordance with U.S. generally accepted accounting principles, or GAAP, was $3.1 million compared with a net loss available to members of $13.4 million for the Predecessor for the quarter ended December 31, 2004. Net income available to members of the Predecessor for the two months ended February 28, 2005 was $2.7 million and net income available to common stockholders for the Company for the ten months ended December 31, 2005 was $10.9 million. Consequently, net income available to common stockholders for the combined 12 months ended December 31, 2005, which is not a GAAP measurement, was $13.6 million compared with net income available to members of $24.3 million for the Predecessor for the year ended December 31, 2004. Combined 2005 results are reconciled to GAAP for the two months of the Predecessor and the ten months of HealthSpring subsequently in this release.

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HS Reports Fourth Quarter, Year-end Results

March 14, 2006
Fourth Quarter Highlights
($ in thousands)

	Three Months Ended
	December 31,		Percent
	2005	2004	Change
Premium revenue	$240,012	$154,190	55.7
Total revenue	246,062	159,229	54.5
Medical expense	188,123	124,307	51.3
Adjusted SG&A(1)	35,358	19,873	77.9
Adjusted EBITDA (1)	22,581	15,049	50.0

(1)	See “Supplemental Information” below and the accompanying reconciliation of HealthSpring’s and the Predecessor’s non-GAAP Adjusted Selling, General & Administrative Expense and non-GAAP Adjusted EBITDA to GAAP Selling, General & Administrative Expense and GAAP Net Income, respectively.
Medicare Revenue
•	Medicare membership increased by 8,100, or 8.7%, to 101,281 during the fourth quarter.

•	Medicare premiums were $207.7 million for the 2005 fourth quarter, reflecting an increase of 74% over the 2004 fourth quarter.

•	Medicare premiums represented 86.5% of total premium revenue and 84.4% of total revenue for the 2005 fourth quarter.

•	Medicare PMPM rates averaged $699.55 in fourth quarter 2005, reflecting an increase of 9.9% compared with the prior year’s fourth quarter.
Commercial Revenue
•	Commercial membership was 41,769, relatively flat compared with the end of the third quarter, although member months were down by 14.2% compared with the 2004 fourth quarter.

•	Commercial premiums were $32.3 million for the 2005 fourth quarter, reflecting a decline of 7.2% compared with the 2004 fourth quarter.

•	Commercial premiums represented 13.5% of total premium revenue and 13.1% of total revenue in the 2005 fourth quarter.

•	Commercial PMPM rates averaged $258.41 in fourth quarter 2005, reflecting an increase of 8.2% compared with the prior year’s fourth quarter.
Medical Expense
•	Medicare medical loss ratio, or MLR, was 78.4% for the 2005 fourth quarter, reflecting an improvement of 120 basis points compared with the prior year’s fourth quarter.

•	Commercial MLR was 78.4% for the 2005 fourth quarter, a 580-basis-point improvement compared with the prior year’s fourth quarter.
Adjusted SG&A
•	Increase of $15.5 million, or 77.9%, for the 2005 fourth quarter compared with the 2004 fourth quarter, primarily attributable to supporting membership growth and expansion into new geographic areas.

•	Increases also attributable to the following items in the 2005 fourth quarter that were not present in the 2004 fourth quarter:
• Stock compensation expense of $1.4 million
• Part D implementation expense of $2.7 million

•	Represented 14.4% of total revenue in the fourth quarter of 2005, compared with 12.5% in the 2004 fourth quarter.

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HS Reports Fourth Quarter, Year-end Results

March 14, 2006
Full Year Highlights
($ in thousands)

	Year Ended
	December 31,		Percent
	2005	2004	Change
Premium revenue	$832,549	$580,047	43.5
Total revenue	856,763	599,415	42.9
Medical expense	660,179	463,375	42.5
Adjusted SG&A (1)	111,572	68,634	62.6
Adjusted EBITDA (1)	85,012	67,406	26.1

(1)	See “Supplemental Information” below and the accompanying reconciliation of HealthSpring’s and the Predecessor’s non-GAAP Adjusted Selling, General & Administrative Expense and non-GAAP Adjusted EBITDA to GAAP Selling, General & Administrative Expense and GAAP Net Income, respectively.
Medicare Revenue
•	Medicare membership increased by 37,489, or 58.8% compared with the prior year-end.

•	Medicare premiums were $705.7 million for 2005, reflecting an increase of 62.7% over the prior year.

•	Medicare premiums represented 84.8% of premium revenue and 82.4% of total revenue in 2005.

•	Medicare PMPM averaged $707.85 for 2005, reflecting an increase of 11.4% over the prior year.
Commercial Revenue
•	Commercial membership at December 31, 2005, declined by 6,611, or 13.7%, compared with the prior year-end.

•	Commercial premiums were $126.9 million for 2005, reflecting a decline of 13.3% compared with the prior year, although member months were down by 18.9% compared with 2004.

•	Commercial premiums represented 15.2% of premium revenue and 14.8% of total revenue in 2005.

•	Commercial PMPM rates averaged $254.78 in 2005, reflecting an increase of 7.0% compared with the prior year.
Medical Expense
•	Medicare MLR was 78.4% in 2005, a 30-basis-point increase over 78.1% in the prior year.

•	Commercial MLR was 84.4% in 2005, reflecting an improvement by 90 basis points from the prior year.

•	Favorable prior period reserve development in 2005 was $5.2 million, or 1.1% of 2004 medical expense, as compared to a favorable $3.9 million in 2004, representing 1.3% of 2003 medical expense.
Adjusted SG&A Expenses
•	Increase of $42.9 million, or 62.6%, compared with the prior year, primarily to support membership growth.

•	Increases in 2005 were also attributable to the following items not present in 2004:
• $6.8 million of expenses associated with market expansion
• $4.0 million of Part D preparation expenses
• $1.7 million of stock compensation expenses

•	13.0% of total revenue compared with 11.5% in the prior year.

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HS Reports Fourth Quarter, Year-end Results

March 14, 2006
Balance Sheet Highlights
•	At December 31, 2005, the Company’s cash and investments were $161.7 million, only $13.5 million of which was held at unregulated subsidiaries.

•	Net cash provided by operating activities for the 2005 combined 12 months ended was $76.3 million compared with $53.2 million, taking into account the January 2004 CMS payment of $28.6 million that was received in December 2003, for the year ended December 31, 2004.
Management Comments
Commenting on 2005 results, Herb Fritch, Chairman and Chief Executive Officer, said, “We are pleased that, in our first earnings release as a public company, we can report eclipsing 100,000 Medicare members in 2005, reflecting growth in Medicare membership across all of our markets. We continue to make progress with further developing our strategy of aligning our interests with those of our providers, particularly physicians. This strategy, together with our intense focus on medical management, has again resulted in 2005 MLRs below 80%, increased risk adjustment payments associated with higher risk scores, and, we believe, better healthcare outcomes for our members. The completion of our IPO in February strengthens our balance sheet and allows us to better capitalize on the significant Medicare opportunities created by the Medicare Modernization Act of 2003 including the implementation of the Part D prescription drug benefits. Our 2005 results and our IPO have allowed us to enter 2006 with considerable momentum in our Medicare business.”
2006 Guidance
•	Membership: The Company estimates that its MA-PD membership will increase by 15,000 to 20,000 lives during 2006. HealthSpring estimates that PDP membership will average between 70,000 and 80,000 lives during the year. Commercial lives are projected to decline by 10,000 to 15,000 in 2006.

•	Revenue: The Company estimates that 2006 total revenue will be between $1.25 billion and $1.35 billion, with approximately 90% of total revenue attributable to MA-PD and PDP premiums. Based on PDP membership estimates, the Company believes stand-alone PDP premium revenue will account for approximately $90 million — $100 million of the total revenue.

•	MLRs: The Company is budgeting for Medicare (without Part D) MLRs of approximately 80%; Part D MLRs of approximately 90%; and Commercial MLRs of 83%-84%. Part D medical expenses are expected to be higher, as a percent of premiums, in the first half of the year.

•	EPS: Assuming weighted average shares outstanding of 55.1 million on a fully-diluted basis in 2006 (46.9 million for the first quarter as a result of the IPO), the Company estimates GAAP earnings per share for 2006 will be in the range of $1.00 to $1.05. Based on current options outstanding, option expense associated with the adoption of FASB 123R included in the Company’s estimates is expected to account for approximately $2.7 million of after tax expense, or approximately $0.05 per fully diluted share. In 2006, interest expense is estimated to be approximately $8.0 million, approximately $7.5 million of which relates to the Company’s indebtedness paid off in February 2006 with proceeds from the IPO. Included in the $7.5 million is a write-off of deferred financing costs of $5.4 million and pre-payment premiums of approximately $1.1 million. On an after-tax basis, pre-IPO indebtedness will account for approximately $4.7 million of interest, translating to approximately $0.08 per fully diluted share.

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HS Reports Fourth Quarter, Year-end Results

March 14, 2006
Conference Call
A live audio webcast of the conference call regarding fourth-quarter and year-end results will begin at 11:00 a.m. ET today (March 14, 2006). The public may access the conference call through HealthSpring’s website, www.myhealthspring.com, under the Investor Relations tab. The conference call can also be accessed by dialing (913) 981-5568, confirmation number 8844588. An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue for 30 days.
About HealthSpring, Inc.
HealthSpring, Inc. is one of the largest managed care organizations in the United States whose primary focus is the Medicare Advantage market. The Company currently owns and operates Medicare Advantage and stand-alone Medicare prescription drug plans in Tennessee, Texas, Alabama, Illinois, and Mississippi. In addition, the Company uses its infrastructure and provider networks in Tennessee and Alabama to offer commercial health plans to individuals and employer groups.
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this release that are not historical fact may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends such statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act. Statements that are predictive in nature, that depend on or refer to future events or conditions, or that include words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: federal governmental action, including action by The Centers for Medicare and Medicaid Services (“CMS”), reducing Medicare funding (as a result of “budget neutrality” or otherwise), adjusting on a retroactive basis the Company’s risk-based premium, or canceling or suspending the Company’s Medicare contracts; recent challenges experienced by CMS’s and most Medicare plans’ systems, including the Company’s, resulting in incomplete and erroneous enrollment and payment reports, particularly relating to the implementation of Medicare Part D; the Company’s lack of prior experience under Medicare Part D, including the relation of premiums paid by the government for Medicare prescription drug benefits to the Company’s costs to provide those benefits under its MA-PD and PDP plans; the potential for confusion in the marketplace concerning Medicare prescription drug benefits and the potential corresponding negative impact on the Company’s MA-PD and PDP membership resulting from, among other things, the proliferation of health care options facing Medicare beneficiaries and the complexity of the drug benefits offered; the proper accounting treatment for the premiums and costs relating to Medicare prescription drug benefits; the impact of limited annual enrollment, or “lock-in,” on our sales and marketing efforts and the recruitment of new MA-PD members; increasing competition in our service areas; the Company’s ability to accurately estimate incurred but not reported medical costs; the Company’s ability to accurately predict and effectively manage medical expenses (including prescription drug costs) and other operating costs; future changes in healthcare laws and other regulatory changes or developments; changes in state laws affecting, among other things, licensure or capital reserve requirements or our contractual relationships with providers; the Company’s ability to develop processes and systems to support its operations and future growth; potential fines, penalties, or operating restrictions resulting from regulatory audits, examinations, investigations, or other inquiries; the Company’s ability to implement effective internal controls in a

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HS Reports Fourth Quarter, Year-end Results

March 14, 2006
manner or on a timetable required by the Sarbanes-Oxley Act of 2002; risks associated with the Company’s acquisition strategy, including the Company’s ability to effectively integrate acquired operations; risks associated with the Company’s efforts to expand into additional states and counties; and risks associated with the Company’s rapid growth, including the Company’s ability to attract and retain qualified senior management. Additional information concerning these and other important risks and uncertainties can be found under the headings “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in the Company’s Registration Statement on Form S-1 and related Prospectus, dated February 2, 2006, as filed with the Securities and Exchange Commission. Except as required by law, the Company assumes no obligation to update any forward-looking statement publicly, or to update the reasons actual results could differ materially from those predicted in any forward-looking statement, even if new information becomes available in the future.
Supplemental Information
The Company believes that the non-GAAP measures used in this release, when presented in conjunction with comparable GAAP measures, are useful to both management and investors in analyzing the Company’s ongoing business and operating performance. Non-GAAP measures should be considered in addition to, but not as a substitute for, items prepared in accordance with GAAP.
This press release includes a presentation of the following non-GAAP financial measures:
1)	Combined results of operations of the Predecessor from January 1, 2005 through February 28, 2005, and of the Company from March 1, 2005 through December 31, 2005, which is not a financial measure recognized under GAAP. The Company has included this non-GAAP financial measure because it believes that it permits a more meaningful comparison of the Company’s operating performance between the periods presented.

2)	The Company uses Adjusted EBITDA, or adjusted earnings before interest, taxes, depreciation, amortization, and minority interest, to assess business performance among its health plans and related management companies. Although some excluded items may recur, management believes that this measure provides a more useful comparison of its business performance from period to period.

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HS Reports Fourth Quarter, Year-end Results

March 14, 2006
The following tables provide a reconciliation of Adjusted EBITDA as used in this release to net income before preferred dividends calculated in accordance with GAAP.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Net income (loss) before preferred dividends	$7,988	$(13,356)	$29,256	$24,317
Plus: income tax expense	5,005	2,117	19,772	9,193
Plus: interest expense	4,319	56	14,511	214
Plus: depreciation and amortization	2,208	858	7,305	3,210

	19,520	(10,325)	70,844	36,934

Plus: transaction expenses (a)	2,300	—	10,941	—
Plus: phantom stock compensation (b)	—	24,200	—	4,200
Plus: minority interest	761	1,174	3,227	6,272

Adjusted EBITDA	$22,581	$15,049	$85,012	$67,406

(a)	Transaction expenses represent transaction costs of $6.9 million that were expensed during the two-month period ended February 28, 2005, related to the recapitalization and the Company has accrued a charge of $4.0 million of transaction costs that were expensed during the ten-month period ended December 31, 2005 ($2.3 million relates to the fourth quarter) related to a settlement with Renaissance Physician Organization.

(b)	During 2004, the Company recognized $24.2 million of compensation expense related to the conversion of the phantom shares into NewQuest, LLC Series D membership units and the subsequent cancellation of the phantom membership plan.
3)	For purposes of this release, the Company has calculated “Adjusted SG&A” to eliminate from SG&A calculated in accordance with GAAP, transaction expenses in 2005 associated with the recapitalization (see note (a) to the table above), and compensation expenses in 2004 related to the phantom unit conversion (see note (b) to the table above). Equity in earnings of unconsolidated affiliate has been included in Adjusted SG&A expense for purposes of this presentation.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Selling, general and administrative (SG&A) expense, as reported	$37,910	$44,115	$122,795	$93,068
Less: equity earnings of unconsolidated affiliate	252	42	282	234
Less: transaction expenses (a)	2,300	—	10,941	—
Less: phantom stock compensation (b)	—	24,200	—	24,200

Adjusted SG&A expense	$35,358	$19,873	$111,572	$68,634

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HS Reports Fourth Quarter, Year-end Results

March 14, 2006
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except unit and share data)

		Predecessor
	December 31,	December 31,
Assets	2005	2004

Current Assets:
Cash and cash equivalents	$110,085	$67,834
Accounts receivable, net of allowance for doubtful accounts	7,248	14,605
Investment securities available for sale	8,646	8,460
Current portion of investment securities held to maturity	14,313	9,413
Deferred income tax asset	5,778	868
Prepaid expenses and other assets	3,148	4,732

Total current assets	149,218	105,912
Investment securities held to maturity, less current portion	22,993	20,248
Property and equipment, net	4,287	1,876
Goodwill	317,856	6,478
Intangible assets, net	87,675	350
Investment in and receivable from unconsolidated affiliate	1,469	172
Deferred income tax asset	—	2,319
Deferred financing fee	5,487	—
Restricted investments	5,652	5,319

Total assets	$594,637	$142,674

Liabilities and Stockholders’ and Members’ Equity
Current Liabilities:
Medical claims liability	$82,645	$53,187
Current portion of long-term debt	16,500	700
Accounts payable and accrued expenses	17,408	11,801
Deferred revenue	365	608
Other current liabilities	362	4,600

Total current liabilities	117,280	70,896
Long-term debt, less current portion	172,026	4,775
Deferred income tax liability	29,782	—
Deferred rent	205	1,365
Other long-term liabilities	111	1,592

Total liabilities	319,404	78,628

Minority Interest	11,890	8,611

Commitments and contingencies
Stockholders’ and Members’ equity:
Founder’s and membership units. Authorized 22,000,000 units; issued and outstanding 4,884,176 units at December 31, 2004	—	31,787
Redeemable convertible preferred stock, $.01 par value, authorized 1,000,000 shares, 227,154 shares issued and outstanding at December 31, 2005	2	—
Common stock, $.01 par value, authorized 37,000,000 shares, 32,283,950 shares issued and 32,083,950 shares outstanding at December 31, 2005	321	—
Additional paid in capital	254,002	—
Unearned compensation	(1,885)	—
Retained earnings	10,943	23,648
Treasury Stock, at cost, 200,000 shares at December 31, 2005	(40)	—

Total members’ and stockholders’ equity	263,343	55,435

Total liabilities and members’ and stockholders’ equity	$594,637	$142,674

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HS Reports Fourth Quarter, Year-end Results

March 14, 2006
HealthSpring, Inc.
Condensed Consolidated Statements of Income
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005 (1)	2004
		(Predecessor)		(Predecessor)
Revenue:
Premium revenue	$240,012	$154,190	$832,549	$580,047
Management and other fees	4,937	4,411	20,416	17,919
Investment income	1,113	628	3,798	1,449

Total revenue	246,062	159,229	856,763	599,415

Operating expenses:
Medical expenses	188,123	124,307	660,179	463,375
Selling, general and administrative	37,910	44,115	122,795	93,068
Depreciation and amortization	2,208	858	7,305	3,210
Interest expense	4,319	56	14,511	214

Total operating expenses	232,560	169,336	804,790	559,867

Income (loss) before equity in earnings of unconsolidated affiliate, minority interest and income taxes	13,502	(10,107)	51,973	39,548
Equity in earnings of unconsolidated affiliate	252	42	282	234

Income (loss) before minority interest and income taxes	13,754	(10,065)	52,255	39,782
Minority interest	(761)	(1,174)	(3,227)	(6,272)

Income (loss) before income taxes	12,993	(11,239)	49,028	33,510
Income tax expense	5,005	2,117	19,772	9,193

Net income (loss)	7,988	(13,356)	29,256	24,317
Preferred dividends	4,848	—	15,607	—

Net income (loss) available to members and common stockholders	$3,140	$(13,356)	$13,649	$24,317

(1) Combined results of operations of the Predecessor from January 1, 2005 through February 28, 2005, and of the Company from March 1, 2005 through December 31, 2005, which is not a financial measure recognized under GAAP. The Company has included this non-GAAP financial measure because it believes that it permits a more meaningful comparison of the Company’s operating performance between the periods presented.

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HS Reports Fourth Quarter, Year-end Results

March 14, 2006
HealthSpring, Inc.
Condensed Consolidated Statements of Income
For the year ended December 31, 2005
(in thousands)

	Predecessor	HealthSpring, Inc.
	Period from	Period from	Combined Twelve
	January 1, 2005 to	March 1, 2005 to	Months Ended
	February 28, 2005	December 31, 2005	December 31, 2005

Revenue:
Premium revenue	$115,468	$717,081	$832,549
Fee revenue	3,461	16,955	20,416
Investment income	461	3,337	3,798

Total revenue	119,390	737,373	856,763

Operating expenses:
Medical expenses	90,843	569,336	660,179
Selling, general and administrative	21,608	101,187	122,795
Depreciation and amortization	315	6,990	7,305
Interest	42	14,469	14,511

Total operating expenses	112,808	691,982	804,790

Income before equity in earnings of unconsolidated affiliate	6,582	45,391	51,973
Equity in earnings of unconsolidated affiliate	—	282	282

Income before minority interest and income taxes	6,582	45,673	52,255
Minority interest	(1,248)	(1,979)	(3,227)

Income before income taxes	5,334	43,694	49,028
Income tax expense	2,628	17,144	19,772

Net income before preferred dividends	2,706	26,550	29,256
Preferred dividends	—	15,607	15,607

Net income available to members and common stockholders	$2,706	$10,943	$13,649

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HS Reports Fourth Quarter, Year-end Results

March 14, 2006
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)

	HealthSpring, Inc.	Predecessor
	Fourth Quarter	Fourth Quarter
	Ended	Ended
	December 31,	December 31,
	2005	2004
Cash flows from operating activities:
Net income (loss)	$3,140	$(13,356)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,208	858
Equity in earnings of unconsolidated affiliate	(252)	(42)
Preferred dividends	4,848	—
Minority interest	761	1,174
Deferred tax expense	2,443	141
Other	652	(146)
Compensation expense related to phantom stock plan cancellation	—	24,200
Increase (decrease) in cash and cash equivalents due to changes in:
Accounts receivable	1,482	(6,499)
Interest receivable	(315)	(75)
Investments in and receivable from unconsolidated affiliate	(1,023)	(64)
Prepaid expenses and other current assets	189	(2,380)
Medical claims payable	13,622	6,964
Accounts payable, accrued expenses and other current liabilities	2,082	9,315
Deferred revenue	(67,740)	(601)

Net cash (used in) provided by operating activities	(37,903)	19,489

Cash flows from investing activities:
Purchase of property and equipment	(570)	(46)
Purchase of investment securities	(4,119)	4,504
Sale / maturity of investment securities	6,379	—
Purchase of restricted investments	15	—
Distribution received from unconsolidated affiliate	—	134

Net cash provided by investing activities	1,705	4,592

Cash flows from financing activities:
Payments on notes payable	(4,125)	(175)
Distributions to minority stockholders	—	(74)
Distributions to members	—	(2)

Net cash (used in) financing activities	(4,125)	(251)

Net (decrease) increase in cash and cash equivalents	(40,323)	23,830

Cash at beginning of period	150,408	44,004

Cash at end of period	$110,085	$67,834

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HS Reports Fourth Quarter, Year-end Results

March 14, 2006
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Predecessor		HealthSpring, Inc.	Combined
		Two Months	Ten Months	Twelve Months
	Year Ended	Ended	Ended	Ended
	December 31,	February 28,	December 31,	December 31,
	2004	2005	2005	2005
Cash flows from operating activities:
Net income available to common stockholders and members	$24,317	$2,706	$10,943	$13,649
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,210	315	6,990	7,305
Equity in earnings of unconsolidated affiliate	(234)	—	(282)	(282)
Preferred dividends	—	—	15,607	15,607
Minority interest	6,272	1,248	1,979	3,227
Deferred tax expense (benefit)	2,163	93	(1,060)	(967)
Compensation expense related to phantom stock plan cancellation	24,200	—	—	—
Other	(580)	(97)	2,176	2,079
Increase (decrease) in cash and cash equivalents due to changes in:
Accounts receivable	(9,977)	(2,470)	9,827	7,357
Interest receivable	(299)	38	(439)	(401)
Investments in and receivable from unconsolidated affiliate	—	5	(1,050)	(1,045)
Prepaid expenses and other current assets	(3,849)	1,197	829	2,026
Medical claims liability	5,458	5,829	23,629	29,458
Accounts payable, accrued expenses and other current liabilities	2,562	6,202	(6,557)	(355)
Deferred rent	—	11	(1,171)	(1,160)
Deferred revenue	(28,578)	(113)	(131)	(244)

Net cash provided by operating activities	24,665	14,964	61,290	76,254

Cash flows from investing activities:
Purchase of property and equipment	(2,512)	(149)	(2,596)	(2,745)
Purchase of investment securities, held to maturity	(23,777)	(5,942)	(21,980)	(27,922)
Purchase of investment securities, available for sale	(8,460)	—	—	—
Sale / maturity of investment securities	—	836	18,192	19,028
Purchase of restricted investments	—	(214)	(119)	(333)
Distributions received from unconsolidated affiliate	134	—	—	—
Purchase of minority interest	—	—	(44,358)	(44,358)
Acquisition, net of cash received	—	—	(224,833)	(224,833)

Net cash used in investing activities	(34,615)	(5,469)	(275,694)	(281,163)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	—	200,000	200,000
Payments on long-term debt	(700)	(117)	(11,474)	(11,591)
Deferred financing cost	—	—	(6,259)	(6,259)
Proceeds from issuance of common and preferred stock	—	—	139,977	139,977
Distributions to minority stockholders	(3,065)	(1,771)	—	(1,771)
Proceeds from sale of units in consolidated subsidiary	—	—	7,875	7,875
Distributions to members	(19,546)	—	—	—
Cash advanced (applied) in recapitalization	—	1,000	(5,630)	(4,630)

Net cash (used in) provided by financing activities	(23,311)	(888)	324,489	323,601

Net (decrease) increase in cash and cash equivalents	(33,261)	8,607	110,085	118,692

Cash at beginning of period	101,095	67,834	—	67,834
Less: Cash acquired in acquisition	—	—	—	(76,441)

Cash at beginning of period (Adjusted)	101,095	67,834	—	(8,607)

Cash at end of period	$67,834	$76,441	$110,085	$110,085

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